U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNION ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

509 Madison Ave, Ninth Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one ordinary share and one redeemable warrant	The Nasdaq Stock Market LLC

Ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants, exercisable for ordinary shares at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-233988

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

 (Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and redeemable warrants of Union Acquisition Corp. II (the “Company”). The description of the units, ordinary shares and redeemable warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on September 27, 2019, as amended from time to time (File No. 333-233988) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

3.1	Form of Amended and Restated Memorandum and Articles of Association (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233988) filed on October 8, 2019).
4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233988) filed on October 8, 2019).
4.2	Specimen Ordinary Share Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233988) filed on October 8, 2019).
4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233998) filed on October 8, 2019).
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233988) filed on October 8, 2019).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233988) filed on October 8, 2019).
10.2	Form of Registration Rights Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233988) filed on October 8, 2019).
10.3	Form of Stock Escrow Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233988) filed on October 8, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNION ACQUISITION CORP. II

Date: October 16, 2019	By:	/s/ Kyle P. Bransfield
Kyle P. Bransfield
Chief Executive Officer

2